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                                                                     Exhibit (2)



                      CERTIFICATE OF ENGLISH TRANSLATIONS


Pursuant to Rule 306 of Regulation S-T, the registrant certifies that the exhibit in Item 19. (1) Articles of Incorporation is fair and accurate English translation.

                                                        RICOH COMPANY, LTD.
                                                        ------------------------
                                                        (Registrant)


                                                     BY     /s/  Zenji Miura
                                                        ------------------------
                                                        Zenji Miura
                                                        Senior Vice President
June 27, 2002